UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
November 10, 2008

INTER PARFUMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-16469	13-3275609
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

551 Fifth Avenue, New York, New York 10176
(Address of Principal Executive Offices)

212. 983.2640
(Registrant's Telephone number, including area code)

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Certain portions of our press release dated November 10, 2008, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein and are filed pursuant to this Item 2.02. They are as follows:

• The 1st, 2nd and 3rd paragraphs, and certain portions of the 4th and 5th paragraphs, all relating to income and expense for the third quarter and the nine months ended September 30, 2008

• The 6th paragraph relating to certain tax matters

• The 9th paragraph relating to the conference call to be held on November 11, 2008

• The consolidated statements of income and consolidated balance sheets.

Item 7.01. Regulation FD Disclosure.

Certain portions of our press release dated November 10, 2008, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are filed pursuant to this Item 7.01 and Regulation FD. They are as follows:

• Certain portions of the 4th and 5th paragraphs relating to proposed product launches and rollouts

• The 7th paragraph relating to 2008 guidance

• The 11th paragraph relating to forward looking information.

• The balance of such press release not otherwise incorporated by reference in Item 2.02 or Item 8.01

Item 8.01. Other Events.

The 8th paragraph of our press release dated November 10, 2008 relating to payment of quarterly dividends is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

99.1 Our press release dated November 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: November 10, 2008
Inter Parfums, Inc.

By: /s/ Russell Greenberg
Russell Greenberg, Executive Vice President
and Chief Financial Officear